UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2013

Par Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-16203	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 875 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(713) 969-3293

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Supply and Exchange Agreements

On September 25, 2013 (the “Effective Date”), and in connection with the consummation of the transactions contemplated by the TSO Purchase Agreement (defined below), and following the acquisition by Hawaii Pacific Energy, LLC, a Delaware limited liability company (“HPE” or the “Buyer”) and wholly owned subsidiary of Par Petroleum Corporation (the “Company”), of all of the issued and outstanding membership interests of Tesoro Hawaii, LLC, a Hawaii limited liability company to be renamed Hawaii Independent Energy, LLC (“HIE”), HIE entered into the following documents with Barclays Bank PLC, a public limited company organized under the laws of England and Wales (“Barclays”): (i) a framework agreement (the “Framework Agreement”) to which HPE is also a party; (ii) a 2002 ISDA Master Agreement, including the Schedule thereto, the Oil Annex incorporated therein, the 1994 Credit Support Annex (New York law), the Initial Crude Purchase Confirmation, the Initial Product Purchase Confirmation, the Crude Oil Supply Master Confirmation, the Oil Products Exchange Master Confirmation, the Products Offtake Master Confirmation and the Confirmation of Forward Purchase Agreement for Refined Products (collectively, the “ISDA Agreement”); (iii) a storage and services agreement (the “Storage and Services Agreement”); and (iv) an agency and advisory agreement (the “Advisory Agreement” and, collectively with the Framework Agreement, ISDA Agreement and Storage and Services Agreement, the “Supply and Exchange Agreements”). Pursuant to the Supply and Exchange Agreements, Barclays will (A) purchase the crude oil and refined product inventory owned by HIE on the Effective Date, (B) following the Effective Date, provide crude oil supply and intermediation arrangements to meet the processing needs of HIE’s petroleum refinery located at the Campbell Industrial Park in Kapolei, Hawaii (the “Refinery”), (C) provide a refined product exchange mechanism to HIE permitting it to flow volumes of refined product through Barclay’s inventory, and (D) store its crude oil and refined product inventory at the terminals and related facilities owned and operated by HIE.

Set forth below are certain of the additional material terms of the Supply and Exchange Agreements:

Term: The Supply and Exchange Agreements will remain in effect for three years following the Effective Date, subject to HIE’s right to extend the term for two additional one-year terms.

Covenants: The Supply and Exchange Agreements require HIE and HPE to comply with various affirmative and negative covenants affecting their respective businesses and operations, including compliance by HIE with a minimum liquidity requirement.

Exclusivity: During the term of the Supply and Exchange Agreements, HIE agrees not to purchase crude oil from any party other than Barclays, except for purchases of an amount and grade of crude oil roughly equivalent to that set forth in a transaction supplement pursuant to the ISDA Agreement that has been rejected by Barclays three consecutive times.

Collateral: All obligations arising under the Supply and Exchange Agreements are secured by a lien in favor of Wells Fargo Bank, N.A., as collateral agent for Barclays (in such capacity, the “Inventory Agent”), on substantially all of HIE’s assets, including, but not limited to, the Refinery and all of its accounts receivable, facilities, real property and improvements, pursuant to an inventory first lien security agreement (the “Inventory Security Agreement”), an inventory second lien security agreement (the “Inventory Second Lien Security Agreement”) and a first lien mortgage (the “Inventory Mortgage”). The rights and remedies of the Inventory Agent, and the priority of the Inventory Agent’s security interest in the collateral, are subject to an intercreditor agreement dated as of the Effective Date (the “HIE Intercreditor Agreement”), among Barclays, the Inventory Agent, Deutsche Bank AG New York Branch, acting as collateral agent under the ABL Facility (as defined below) and as administrative agent under the ABL Facility, and HPE and HIE, as grantors. In addition, pursuant to the ISDA Agreement, HIE may be required to provide additional credit support to Barclays in the form of cash, letters of credit and/or negotiable debt obligations of the U.S. Treasury Department.

Guaranty and Pledge by HPE: HPE has granted a security interest in favor of the Inventory Agent in all of the membership interests HPE owns in HIE (the “Inventory Pledged Collateral”) pursuant to a Membership Interests First Lien Pledge Agreement in favor of Inventory Agent (the “Inventory Pledge Agreement”). The obligations of HIE under the Supply and Exchange Agreements are guaranteed by HPE, however, the recourse of the Inventory Agent under HPE’s guaranty is limited to the Inventory Pledged Collateral plus certain fees and expenses specified therein to the extent incurred by Barclays or the Inventory Agent in connection with the enforcement or protection of their rights thereunder. The rights and remedies of the Inventory Agent, and the priority of the Inventory Agent’s security interest in the Inventory Pledged Collateral, are subject to the HIE Intercreditor Agreement.

The foregoing description of the Supply and Exchange Agreements is qualified in its entirety by reference to the Framework Agreement, Storage and Services Agreement, Advisory Agreement, Inventory Security Agreement, Inventory Mortgage, HIE Intercreditor Agreement, Inventory Pledge Agreement and Inventory Second Lien Security Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.14, respectively, and incorporated by reference herein.

Tenth Amendment to Delayed Draw Term Loan Credit Agreement

On the Effective Date and in connection with the consummation of the transactions contemplated by the TSO Purchase Agreement, the Company and certain of its subsidiaries (the “Guarantors”) entered into a Tenth Amendment (the “Tenth Amendment”) to Delayed Draw Term Loan Credit Agreement (as amended from time to time, including the Tenth Amendment, the “Credit Agreement”) with Jefferies Finance LLC, as administrative agent (the “Agent”) for the lenders party thereto from time to time, including WB Delta, Ltd., ZCOF Par Petroleum Holdings, L.L.C., Waterstone Offshore ER Fund, Ltd., Prime Capital Master SPC, GOT WAT MAC Segregated Portfolio, Waterstone Market Neutral MAC51, Ltd., Waterstone Market Neutral Master Fund, Ltd., Waterstone MF Fund, Ltd., Nomura Waterstone Market Neutral Fund, Ltd., Waterstone Offshore BLR Fund Ltd., Waterstone Distressed Opportunities BLR Fund Ltd., Waterstone Offshore AD BLR Fund Ltd and Highbridge International, LLC (collectively, the “Lenders”), pursuant to which the Lenders (i) consented to the consummation of the transactions contemplated by the TSO Purchase Agreement and the use of a portion of the proceeds from the sale of the Shares (as defined below) to fund a portion of the consideration in connection with the transactions contemplated by the TSO Purchase Agreement and for certain other purposes, (ii) provided certain other consents in connection with the transactions contemplated by the TSO Purchase Agreement, (iii) increased the interest rate applicable to certain of the loans, and (iv) amended certain provisions of the Credit Agreement and the other loan documents in connection with the consummation of the transactions contemplated by the TSO Purchase Agreement and the sale of the Shares.

The consent provided by the Lenders was conditioned on, among other things, (A) the repayment in full of the New Tranche B Loans (as previously described in the Company’s Current Report on Form 8-K filed on June 28, 2013) owing to all Lenders except for ZCOF Par Petroleum Holdings, L.L.C., and a partial repayment of the New Tranche B Loans owing to ZCOF Par Petroleum Holdings, L.L.C. from the proceeds from the sale of the Shares and (B) the proceeds from the sale of the Shares being used to consummate the transactions contemplated by the TSO Purchase Agreement.

Set forth below are certain of the additional material terms of the Tenth Amendment:

Interest: The term loans (other than the New Tranche B Loans that remain outstanding following the repayment described above) under the Credit Agreement will bear interest (a) from the Effective Date through October 31, 2013, at a rate equal to 9.75% per annum payable, at the election of the Company, either (i) in cash or (ii) in-kind, and (b) from and after November 1, 2013, at a rate equal to 14.75% per annum payable either (i) in cash or (ii) in-kind.

At any time after an event of default has occurred and is continuing, (i) all outstanding obligations will, to the extent permitted by applicable law, bear interest at a rate per annum equal to 2% plus the rate otherwise applicable and (ii) all interest accrued and accruing will be payable in cash on demand.

The Tranche B Loans under the Credit Agreement (the “Tranche B Loans”) will bear interest (a) from June 24, 2013, through October 31, 2013, at a rate equal to 9.75% per annum payable, at the election of the Company, either (i) in cash or (ii) in-kind, and (b) from and after November 1, 2013, at a rate equal to 14.75% per annum payable either (i) in cash or (ii) in-kind.

The foregoing description of the Tenth Amendment is qualified in its entirety by reference to the Tenth Amendment, a copy of which is attached hereto as Exhibit 10.8 and incorporated by reference herein.

ABL Facility

On the Effective Date and in connection with the consummation of the transactions contemplated by the TSO Purchase Agreement, HIE and certain subsidiaries of HIE (the “ABL Borrowers”) and HPE entered into an ABL credit agreement (the “ABL Facility”) with Deutsche Bank AG New York Branch, as administrative agent and ABL loan collateral agent (in such capacities, the “ABL Agent”) for the lenders party thereto from time to time, including Deutsche Bank AG New York Branch (collectively, the “ABL Lenders”), pursuant to which the ABL Lenders agreed to provide the ABL Borrowers with a senior secured revolving credit facility of up to $125.0 million under which the ABL Borrowers may borrow amounts from time to time based on the available borrowing base as determined in accordance with the ABL Facility. The ABL Facility also allows the ABL Borrowers to use up to $50 million of availability under the ABL Facility for the issuances of letters of credit. The ABL Borrowers borrowed $15,000,000 on the Effective Date under the ABL Facility in order to, in part, (i) fund the purchase price under the TSO Purchase Agreement, and (ii) provide working capital to the ABL Borrowers. The proceeds from any future amounts borrowed pursuant to the ABL Facility will be used for general corporate purposes and to fund the working capital of the ABL Borrowers.

Set forth below are certain of the material terms of the ABL Facility:

Interest: Outstanding balances on the ABL Facility bear interest at the base rate specified below (“Base Rate”) plus a margin (based on a sliding scale of 1.00% to 1.50% depending on the borrowing base usage) or the adjusted LIBO rate specified below (“LIBO Rate”) plus a margin (based on a sliding scale of 2.00% to 2.50% depending on the borrowing base usage). Notwithstanding the foregoing, for the remainder of the current fiscal quarter of the ABL Borrowers, the margin will be 1.25% for Base Rate loans and 2.25% for LIBO Rate loans. The Base Rate is equal to the highest of (i) the prime lending rate of the ABL Agent, (ii) the Federal Funds Rate plus 0.5% per annum, and (iii) the LIBO Rate for a LIBO Rate loan denominated in dollars with a one-month interest period commencing on such day plus 1.00%. The LIBO Rate for a particular interest period is equal to the rate determined by the ABL Agent at approximately 11:00 a.m. (London time) on the date that is two business days prior to the commencement of the particular interest period by reference to the Reuters Screen LIBOR01 for deposits in dollars for a particular interest period.

Collateral: The amounts borrowed pursuant the ABL Facility and all obligations arising under the ABL Facility are secured by a lien in favor of the ABL Agent on substantially all of HIE’s assets, including, but not limited to, accounts receivable, the Refinery and all of its facilities, real property and improvements, pursuant to an ABL loan second lien security agreement (the “ABL Inventory Security Agreement”), an ABL loan first lien security agreement (the “ABL First Lien Security Agreement”) and a second lien mortgage (the “ABL Mortgage”). The rights and remedies of the ABL Agent and ABL Lenders and the priority of the ABL Agent’s security interest in the collateral are subject to the HIE Intercreditor Agreement.

Guaranty and Pledge by HPE: HPE has granted a security interest in favor of the ABL Agent in all of the membership interests HPE owns in HIE (the “ABL Pledged Collateral”) pursuant to a Membership Interests Second Lien Pledge Agreement in favor of ABL Agent (the “ABL Pledge Agreement”). The obligations of the ABL Borrowers under the ABL Facility are guaranteed by HPE, however, the recourse of the ABL Agent under HPE’s guaranty is limited to the ABL Pledged Collateral plus certain fees and expenses specified therein to the extent incurred by Barclays or the Inventory Agent in connection with the enforcement or protection of their rights thereunder. The rights and remedies of the ABL Agent, and the priority of the ABL Agent’s security interest in the ABL Pledged Collateral, are subject to the HIE Intercreditor Agreement.

Fees and Commissions: The ABL Borrowers agreed to pay commitment fees for the ABL Facility equal to 0.375% if the borrowing base usage is greater than 50% and 0.500% if the borrowing base usage is less than or equal to 50%. Outstanding letters of credit will be charged a participation fee at a per annum rate equal to the margin applicable to LIBO Rate loans, a facing fee and customary administrative fees.

Term: All loans and other obligations outstanding under the ABL Facility are payable in full on September 25, 2017.

Covenants: The ABL Facility requires HIE and its subsidiaries and HPE to comply with various affirmative and negative covenants affecting its business and operations, including compliance by HIE in certain circumstances with a minimum ratio of consolidated EBITDA, as adjusted, to total fixed charges of 1.0 to 1.0.

The foregoing description of the ABL Facility is qualified in its entirety by reference to the ABL Facility, ABL Inventory Security Agreement, the ABL First Lien Security Agreement, the ABL Mortgage, the HIE Intercreditor Agreement and the ABL Pledge Agreement, copies of which are attached hereto as Exhibits 10.9, 10.10, 10.11, 10.12, 10.6 and 10.13, respectively, and incorporated by reference herein.

First Amendment to Membership Interest Purchase Agreement

On the Effective Date, the Buyer entered into a first amendment (the “First Amendment”) to the membership interest purchase agreement (as amended from time to time, including the First Amendment, the “TSO Purchase Agreement”) with Tesoro Corporation, a Delaware corporation (“Seller”), and solely for the limited purposes set forth in the TSO Purchase Agreement, HIE. Pursuant to the First Amendment, the Buyer agreed to pay certain of Seller’s expenses in connection with the cooperation of Seller pending the closing of the transactions contemplated by the TSO Purchase Agreement. The Buyer also agreed to cause various credit support arrangements posted by Seller for the benefit of HIE to be released by December 31, 2013 and to post certain backup credit support for the benefit of Seller. The Buyer also agreed to indemnify Seller for certain claims and losses arising out of or related to the obligations of Seller related to certain guarantees by Seller of commercial leases for the benefit of landlords of HIE that are not released at the closing, any calls or draws against certain bonds of Seller and certain obligations arising under a certain commercial lease.

Environmental Agreement

On the Effective Date and in connection with the consummation of the transactions contemplated by the TSO Purchase Agreement, the Buyer entered into an Environmental Agreement (the “Environmental Agreement”) with the Seller and HIE. Set forth below are certain material terms of the Environmental Agreement:

Environmental Representations and Warranties: The Environmental Agreement contains customary representations and warranties related to environmental matters, including compliance with environmental laws, for a transaction of this type.

Environmental Reports and Consent Decree: The parties agreed that, with respect to environmental-related reports required by any governmental authority covering periods of both Seller’s and the Company’s ownership and use of the Refinery, the Company shall prepare such reports with respect to periods on and after the Effective Date and send to Seller its portion of such reports to be completed by Seller. In addition, the Buyer has authorized Seller to finalize any negotiations for Seller’s settlement with the United States Environmental Protection Agency and the United States Department of Justice related to the ownership and operation of the Refinery and to have the Company enter into such settlement (the “Consent Decree”), subject to certain conditions.

Tank Replacements: Seller has agreed, at its expense, to replace the existing underground storage tanks at certain retail assets purchased by the Buyer.

Conduct of Corrective Action: In the event that remediation activities reasonably necessary to comply with applicable environmental laws (such activities and as further defined in the Environmental Agreement, “Corrective Action”) are necessary after the Effective Date to remediate a pre-existing environmental condition for which Seller has agreed to indemnify the Buyer, then Buyer has agreed that Seller shall control such Corrective Action until Seller’s indemnification obligations terminate or until the Buyer elects to assume control of such Corrective Action following a claim made against the Buyer or the Company by a governmental authority with respect to the pre-existing environmental condition.

Environmental Testing: Prior to the expiration of the Seller’s obligation to conduct certain agreed upon remediation activities, the Company has agreed not to initiate or conduct environmental testing of the acquired assets, subject to customary exceptions including testing performed in the ordinary course of business or in order to comply with applicable law.

Indemnification:

The representations and warranties made by the parties in the Environmental Agreement survive for a period of 18 months after the Effective Date.

Seller agreed to indemnify the Buyer for claims and losses arising out of or related to breaches of representations, warranties and covenants of Seller in the Environmental Agreement, Corrective Action relating to pre-existing environmental conditions, third-party claims arising under environmental laws for personal injury or property damage arising out of or relating to releases of hazardous materials that occur prior to the Effective Date, any fine, penalty or other cost assessed by a governmental authority in connection with violations of environmental laws by HIE prior to the closing date, certain groundwater remediation work, the replacement of underground storage tanks located at certain retail assets, fines or penalties imposed on HIE by the Consent Decree related to acts or omissions of Seller prior to the closing date, and to the Pearl City Superfund Site.

Seller’s indemnification obligations are subject to certain limitations as set forth in the Environmental Agreement.

Registration Rights Agreement

On the Effective Date, the Company completed its previously announced sale of 143,884,892 shares (the “Shares”) of its common stock, par value $0.01 (the “Common Stock”) to certain accredited investors (the “Purchasers”) at a price of $1.39 per Share in a private transaction pursuant to the terms of a Common Stock Purchase Agreement among the Company and the Purchasers (the “Common Stock Purchase Agreement”). In connection with the closing of the sale of the Shares, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), with the Purchasers. Under the Registration Rights Agreement, the Company agreed to file with the U.S. Securities and Exchange Commission within 60 days after the closing date of the sale of the Shares and to use its commercially reasonable efforts to cause to become effective a registration statement relating to the Shares. The Company also agreed to use its commercially reasonable efforts to keep the registration statement effective until the earliest to occur of (i) the disposition of all registrable securities, (ii) the availability under Rule 144 of the Securities Act of 1933, as amended, for each holder of registrable securities to immediately freely resell such registrable securities without volume restrictions or (iii) the third anniversary of the effective date of the registration statement.

The Registration Rights Agreement also provides the right for a holder or group of holders of more than $50 million of registrable securities to demand that the Company conduct an underwritten public offering of the registrable securities. However, the demanding holders are limited to a total of three such underwritten offerings, with no more than one demand request for an underwritten offering made in any 365 day period. Additionally, the Registration Rights Agreement contains customary indemnification rights and obligations for both the Company and the holders of registrable securities.

The foregoing description of the Common Stock Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Common Stock Purchase Agreement, which is incorporated by reference herein as Exhibit 10.15, and the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed on June 17, 2013, the Buyer entered into the TSO Purchase Agreement. Pursuant to the TSO Purchase Agreement, the Buyer agreed to purchase from the Seller all of the issued and outstanding units (the “Purchased Units”) representing the membership interests in HIE (the “Acquisition”), and indirectly HIE’s wholly owned subsidiary, Smiley’s Super Service, Inc., a Hawaii corporation (the “Acquired Subsidiary”). HIE and the Acquired Subsidiary own, operate and use (i) the Refinery, (ii) certain pipeline assets, floating pipeline mooring equipment, and refined products terminals, and (iii) retail assets selling fuel products and merchandise on the islands of Oahu, Maui and Hawaii.

On the Effective Date, the Company completed the Acquisition for an aggregate purchase price, including the $25.0 million deposit previously paid, of $75.0 million, paid in cash at the closing plus certain contingent earnout payments of up to $40.0 million. The earnout payments, if any, are to be paid annually following each of the three calendar years beginning January 1, 2014, through the year ending December 31, 2016, in an amount equal to 20% of the consolidated annual gross margin of HIE in excess of $165 million during such calendar years, with an annual cap of $20 million. In the event that the Refinery ceases operations or in the event Buyer disposes of any facility used in the acquired business, Buyer’s obligation to make earnout payments could be modified and/or accelerated as provided in the TSO Purchase Agreement. The consideration was paid with the proceeds from the sale of the Shares to the Purchasers and from amounts received pursuant to the Supply and Exchange Agreements and the ABL Facility. As discussed in Item 3.02 of this Current Report on Form 8-K, certain of the Purchasers are affiliates of the Company.

The foregoing description of the Acquisition is qualified in its entirety by reference to the full text of the TSO Purchase Agreement, which is incorporated by reference herein as Exhibit 2.1 and the description of the First Amendment in Item 1.01 of this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the Supply and Exchange Agreements, the Tenth Amendment and the ABL Facility is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed on September 13, 2013, the Company entered into the Common Stock Purchase Agreement. Pursuant to the Common Stock Purchase Agreement, the Company agreed to sell, contemporaneously with the consummation of the Acquisition, the Shares at a price of $1.39 per Share in a private transaction (the “Stock Sale”). Certain Purchasers, namely, ZCOF Par Petroleum Holdings, L.L.C., an affiliate of Zell Credit Opportunities Master Fund, L.P. (“ZCOF”), and affiliates of Whitebox Advisors, LLC (“Whitebox”), each owned 10% or more of the Common Stock directly or through affiliates prior to the execution of the Common Stock Purchase Agreement and are deemed to be affiliates of the Company as a result of such ownership. ZCOF and Whitebox have representatives on the Company’s board of directors.

On the Effective Date, the Company completed the Stock Sale. The Stock Sale resulted in aggregate gross proceeds to the Company of approximately $200 million before deducting transaction expenses. Following the Stock Sale, the number of issued and outstanding shares of Common Stock increased to 296,869,397 based on 152,984,505 shares of Common Stock issued and outstanding on September 10, 2013. The Company did not engage any investment advisors with respect to the Stock Sale, and no finders’ fees or commissions will be paid to any party in connection therewith. The Shares have been issued and sold by the Company in a private placement transaction in reliance upon an exemption from registration pursuant to Regulation D under the Securities Act of 1933, as amended.

The foregoing description of the Common Stock Purchase Agreement is qualified in its entirety by reference to the full text of the Common Stock Purchase Agreement, which is incorporated by reference herein as Exhibit 10.15, and incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders.

The information provided under Item 5.03 of this Current Report on Form 8-K regarding the Charter Amendment (as defined below) is incorporated by reference into this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On the Effective Date, the Company entered into an employment arrangement with William Monteleone, the Company’s Chief Executive Officer. Mr. Monteleone is entitled to receive an annual base salary of $250,000 paid no less frequently than on a semi-monthly basis in accordance with Company payroll practices. Mr. Monteleone’s compensation will be reviewed annually. Mr. Monteleone is also eligible for an annual performance bonus as may be awarded in the sole discretion of the Company’s Board of Directors (the “Board”).

On the Effective Date, Mr. Monteleone was granted a value of $250,000 in restricted Company common stock under the Company’s 2012 Long Term Incentive Plan (the “Plan”). In addition, if Mr. Monteleone is continuously employed with the Company from the commencement of his employment with the Company to December 31, 2013, Mr. Monteleone will be granted a value of $250,000 in restricted Company common stock under the Plan on such date. In each case, the actual number of shares granted will be determined based on the average volume weighted average price of the Company’s common stock for the 60 days immediately preceding the date of grant consistent with the Plan, as determined by the compensation committee of the Board. Subject to the terms thereof, these restricted stock grants will vest over a 5-year period on each anniversary of the date of grant with 100% vesting accelerated for certain events such as a change in control of the Company.

Mr. Monteleone will also be eligible to participate in any benefit plans that may be offered from time to time by the Company to its employees generally and in the Company’s 401(k) plan, in each case subject to his satisfaction of the applicable eligibility provisions.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On the Effective Date, an amendment (the “Charter Amendment”) to the Company’s Certificate of Incorporation (the “Certificate”) to (i) increase the authorized shares of Common Stock from 300,000,000 to 500,000,000 and (ii) revise certain provisions regarding approval by the Company’s Board of Directors of transfers of Common Stock by holders of five percent or more of the outstanding Common Stock, became effective upon filing of a Certificate of Amendment with the Secretary of State for the State of Delaware. The Company filed a definitive information statement on Schedule 14C on August 23, 2013, and the Charter Amendment was approved by the requisite stockholders of the Company by written consent effective August 7, 2013.

The foregoing summary is qualified in its entirety by reference to the full text of the Charter Amendment, which is filed with this Current Report on Form 8-K as Exhibit 3.1 and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On the Effective Date, the Company issued a news release announcing the closings of the Acquisition, the Supply and Exchange Agreements, the ABL Facility and the Common Stock Purchase Agreement. The news release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) will be filed by amendment no later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed with respect to the disclosure in Item 2.01 above.

(b)	Pro Forma Financial Information.

The financial information required by Item 9.01(b) will be filed by amendment no later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed with respect to the disclosure in Item 2.01 above.

(c)	Shell Company Transactions.

None.

(d)	Exhibits:

2.1*	Membership Interest Purchase Agreement dated as at June 17, 2013, by and among Tesoro Corporation, Tesoro Hawaii, LLC and Hawaii Pacific Energy, LLC. Incorporated by reference to Exhibit 2.4 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013, filed on August 14, 2013.

3.1	Certificate of Amendment to the Certificate of Incorporation of the Company dated effective September 25, 2013.

4.1	Registration Rights Agreement dated as of September 25, 2013, by and among the Company and the Purchasers party thereto.

10.1*	Framework Agreement dated as of September 25, 2013, by and among Hawaii Pacific Energy, LLC, Tesoro Hawaii, LLC and Barclays Bank PLC.

10.2*	Storage and Services Agreement dated as of September 25, 2013, by and among Tesoro Hawaii, LLC and Barclays Bank PLC.

10.3	Agency and Advisory Agreement dated as of September 25, 2013, by and among Tesoro Hawaii, LLC and Barclays Bank PLC.

10.4*	Inventory First Lien Security Agreement dated as of September 25, 2013, by and between Tesoro Hawaii, LLC and Wells Fargo Bank, N.A., as inventory collateral agent.

10.5*	First Lien Mortgage dated as of September 25, 2013, by and between Tesoro Hawaii, LLC and Wells Fargo Bank, N.A., as collateral agent.

10.6*	Intercreditor Agreement dated as of September 25, 2013, by and among Barclays Bank PLC, Wells Fargo Bank, N.A., as inventory collateral agent, Deutsche Bank AG New York Branch, as ABL loan collateral agent and as administrative agent pursuant to the ABL Credit Agreement, Hawaii Pacific Energy, LLC, and Tesoro Hawaii, LLC.

10.7*	Membership Interests First Lien Pledge Agreement dated as of September 25, 2013, by and between Hawaii Pacific Energy, LLC and Wells Fargo Bank, N.A., as inventory collateral agent.

10.8	Tenth Amendment to Delayed Draw Term Loan Credit Agreement dated as of September 25, 2013, by and among the Company, the Guarantors party thereto, the Lenders party thereto and Jefferies Finance LLC, as administrative agent for the Lenders.

10.9*	ABL Credit Agreement dated as of September 25, 2013, by and among Tesoro Hawaii, LLC, the other borrowers party thereto, Hawaii Pacific Energy, LLC, the Lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent and ABL loan collateral agent.

10.10*	ABL Loan Second Lien Security Agreement dated as of September 25, 2013, by and between Tesoro Hawaii, LLC and Wells Fargo Bank, National Association, as inventory collateral agent.

10.11*	ABL Loan First Lien Security Agreement dated as of September 25, 2013, by and between Tesoro Hawaii, LLC and Deutsche Bank AG New York Branch, as ABL loan collateral agent.

10.12*	Second Lien Mortgage dated as of September 25, 2013, by and between Tesoro Hawaii, LLC and Deutsche Bank AG New York Branch, as collateral agent.

10.13*	Membership Interests Second Lien Pledge Agreement dated as of September 25, 2013, by and between Hawaii Pacific Energy, LLC and Deutsche Bank AG New York Branch, as ABL loan collateral agent.

10.14*	Inventory Second Lien Security Agreement dated as of September 25, 2013, by and between Tesoro Hawaii, LLC and Deutsche Bank AG New York Branch, as collateral agent.

10.15	Common Stock Purchase Agreement dated effective as of September 10, 2013, by and among the Company and the Purchasers party thereto. Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 13, 2013.

99.1	Press Release dated September 25, 2013

*	Schedules and similar attachments to the referenced agreements have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Petroleum Corporation

Dated: September 26, 2013	/s/ Brice Tarzwell
Brice Tarzwell
Senior Vice President, Chief Legal Officer and Secretary